                                                               Exhibit 10.2(22)


                                AMENDMENT NO. 26

                                     TO THE

                              UPS RETIREMENT PLAN


         WHEREAS, United Parcel Service of America, Inc. ("UPS") and its affiliated corporations established the UPS Retirement Plan ("Plan") for the benefit of their eligible employees, in order to provide benefits to those employees upon their retirement, disability, or death, effective as of September 1, 1961;

         WHEREAS, the Plan, as adopted and amended from time to time, was amended and restated in its entirety, effective as of January 1, 1976, to comply with the Employee Retirement Income Security Act of 1974;

         WHEREAS, the Plan has been amended on a number of occasions since January 1, 1976, the most recent being Amendment No. 25; and

         WHEREAS, it is desired to amend the Plan further to conform the Plan to any additional changes required by the General Agreement on Tariffs and Trade, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000 (collectively, "GUST"), and to make certain other changes.

         NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 7.1 of the Plan, the UPS Retirement Plan is hereby amended as follows:

1. Section 1.1(j) is hereby amended effective as of July 1, 1988 to substitute "except the Thrift Plan and any other cash or deferred plan described in Section 401(k) of the Code or the UPS Qualified Stock Ownership Plan" where "except the UPS Thrift Plan" appears in the text.

2. Section 1.1(j) is hereby amended effective as of January 1, 1994 to read as follows:

         (j) "Employee" means (1) an individual who is employed by a domestic Employer Company described in Section 1.1(o)(1), or
                  (2) a United States citizen transferred from employment with a domestic Employer Company to employment with a foreign Employer Company described in Section 1.1(o) hereof, neither of whose terms and conditions of employment are governed by a collective bargaining agreement to which the Employer Company is a party, unless the collective bargaining agreement expressly provides for coverage under this Plan (for periods after January 1, 1992, changes to the Plan's benefit formula shall not apply to employees subject to a collective bargaining agreement and participating in this

                  Plan except to the extent so provided in the applicable collective bargaining agreement), and neither of whom is an active participant on whose behalf contributions are being made by the Employer Company under any other qualified pension or retirement plan, except the Thrift Plan and any other cash or deferred plan described in Section 401(k) of the Code or the UPS Qualified Stock Ownership Plan.

                  Notwithstanding the foregoing, any individual who becomes an Employee for the first time as a result of employment with an Employer Company which first elected to participate in this Plan as of January 1, 1985, or later, shall not be considered an Employee until such individual has completed one Year of Service during or after the first Plan Year for which the Employer has agreed to participate.

                  The term "Employee" shall not include an individual employed as a leased employee as that term is defined in Code Section 414 (n) (2).

                  Under no circumstances will an individual who performs services for a Employer Company, but who is not classified on the payroll as an employee of the Employer Company, for example, an individual performing services for a Employer Company under a leasing arrangement, be treated as an Eligible Employee even if such individual is treated as an "employee" of a Employer Company as a result of common law principals or the leased employee rules under Section 414(n) of the Code. Further, if an individual performing services for a Employer Company is retroactively reclassified as an employee of a Employer Company for any reason, such reclassified individual shall not be treated as an Eligible Employee for any period prior to the actual date (and not the effective date) of such reclassification unless the Employer Company determines that retroactive reclassification is necessary to correct a payroll classification error.

3. Section 1.1(l) is hereby amended effective as of January 1, 2001 to read as follows:

         (l) "Benefit Service" under the Plan means, subject to the special rules described below, the number of a Participant's years (including fractions of a year) of (i) employment as an Employee, within the meaning of Section 1.1(j), with one or more Employer Companies, and (ii) employment with one or more Employer Companies, but not as an Employee, provided that such employment precedes the Participant's period of employment as an Employee. No Benefit Service credit will be given with respect to service with an Employer Company which follows a Participant's period of employment as an Employee, unless the Participant subsequently becomes an Employee and earns at least one month of Benefit Service in such capacity.

                  (1) Years and months of Benefit Service shall be determined based on Hours of Service earned by a Participant in the capacities described above in accordance with the following charts:

                           (A) For any Participant without at least one Hour of Service as an Employee on or after January 1, 1992:


          Hours of Service in                      Months of
          Each Calendar Year                    Benefit Service

          Less than  1000                          0 months
          1000   -   1050                          6 months
          1051   -   1200                          7 months
          1201   -   1350                          8 months
          1351   -   1500                          9 months
          1501   -   1650                         10 months
          1651   -   1800                         11 months
          1801   or  over                         12 months


                           (B) For a Participant with at least one Hour of Service as an Employee on or after January 1, 1992:


         Hours of Service in                              Months of
         Each Calendar Year                            Benefit Service

          Less Than 125                                   0 months
          125  - 249                                      1 month
          250  - 374                                      2 months
          375  - 499                                      3 months
          500  - 624                                      4 months
          625  - 749                                      5 months
          750  - 874                                      6 months
          875  - 999                                      7 months
          1000 - 1124                                     8 months
          1125 - 1249                                     9 months
          1250 - 1374                                    10 months
          1375 - 1499                                    11 months
          1500 - over                                    12 months

                                    Participants eligible for Benefit Service credit in accordance with this subparagraph
                                    (B) shall receive such credit with respect to Hours of Service both preceding and following January 1, 1992.

                  (2) If a Participant with no vested interest, as determined under Section 6.1, incurs one or more consecutive Breaks in Service:

                           (A) Service credit before such Break in Service shall not be taken into account for purposes of calculating years of Benefit Service in accordance with this subsection 1.1(l) until the Participant completes one Year of Service after the Break in Service; and

                           (B) Service credit prior to the Break in Service shall not be taken into account for purposes of calculating years of Benefit Service in accordance with this subsection 1.1(l) if the number of consecutive Breaks in Service equals or exceeds the greater of
                                    (i) the aggregate number of the
                                    Participant's Years of Service (excluding
                                    Years of Service not required to be taken into account by reason of any prior Breaks in Service), or (ii) five.

                  (3) Benefit Service with respect to a Participant without at least one Hour of Service (whether or not as an Employee) after December 31, 1992 shall be calculated in accordance with the applicable table at subparagraph (1) above, but there shall be included as Benefit Service for such purpose all years and months of the Participant's Continuous Employment as determined by the Administrative Committee in accordance with this subsection 1.1(l) prior to the adoption of Amendment No. 15 to this Plan.

                  (4) Benefit Service with respect to a Disabled Participant whose retirement benefits commence after December 31, 2000 shall be calculated in accordance with the applicable table in subparagraph (1) above, but there shall be included as Benefit Service all years and months while the Participant is a Disabled Participant and while the Participant continues to be "totally disabled" for purposes of the UPS Income Protection Plan (or a successor long term disability plan), as amended from time to time, determined as if such Disabled Participant had worked at least 1500 Hours of Service in each calendar year and at least 216 Hours of Service in each month in excess of a calendar year. For the purpose of this paragraph (4), a "Disabled Participant" means a Participant who, as of the time of his or her termination of employment with all Employer Companies, has (A) five Years of Service, (B) is a full-time Employee and (C) is and continues to be

                           "totally disabled" for purposes of the UPS Income Protection Plan (or a successor long term disability plan), as amended from time to time.

4. Section 1.1(y) is hereby amended effective as of January 1, 1998 to read as follows:

(y) "Compensation" means, generally, remuneration currently earned and actually paid by an Employer Company or a domestic Related Employer to an employee who is a Participant in the Plan, and reported on such employee's Form W-2 for the applicable calendar year, including basic salary or wages (without reducing wages to account for the Participant's elective deferral of a portion of his or her salary or wages, if any, pursuant to a cash or deferred arrangement described in
         Section 401(k) of the Code, a plan described in Section 125 of the Code, the UPS Deferred Compensation Plan and /or the UPS Deferred Compensation Plan 2000), overtime pay, incentive and bonus pay, and including the value of awards made pursuant to the UPS Managers' Incentive Plan or management incentive awards under the United Parcel Service, Inc. Incentive Compensation Plan. Compensation shall not include any other payments received by the Participant, including, but not limited to, the following, notwithstanding that such payments may be included in the Participant's Form W-2 for the applicable year:

                  (1) Payments in the nature of compensation from an insurance carrier, from a state unemployment or worker's compensation fund, or from any health and welfare or other benefit program or plan maintained by an Employer Company or a Related Employer other than the United Parcel Service, Inc. Incentive Compensation Plan for management incentive awards thereunder.

                  (2) Disability payments from an insurance carrier, a state disability insurance fund, this Plan or any other disability plan maintained by an Employer Company or a Related Employer.

                  (3) 'Foreign service differentials' or other supplemental payments made by an Employer Company or a Related Employer to a Participant working outside his or her country of citizenship on account of such foreign service.

                  (4) Payment or reimbursement by an Employer Company or a Related Employer of relocation expenses incurred by a Participant or his or her family.

                  (5) The value of employee fringe benefits provided by an Employer Company or a Related Employer, including but not limited to the payment of life insurance premiums, whether or not the value of such fringe benefits is includable in an employee's taxable income.

                  (6) Payments made under deferred compensation plans or programs.

                  (7)      Employer contributions to any pension,
                           profit-sharing or stock bonus plan to which the Employer Company or a Related Employer contributes.

                  (8) Employer contributions to any welfare benefit plan to which an Employer Company or a Related Employer contributes.

                  (9) Income attributable to awards under the UPS Stock Option Plan or the United Parcel Service, Inc. Incentive Compensation Plan other than management incentive awards.

                           In no event shall the Compensation of any
                  participant taken into account under the Plan for any Plan Year exceed the applicable dollar amounts for such Plan Year:


        Plan Year               Compensation Limit

          1989                      $200,000
          1990                      $209,200
          1991                      $222,220
          1992                      $228,860
          1993                      $235,840
          1994                      $150,000
          1995                      $150,000
          1996                      $150,000
          1997                      $160,000
          1998                      $160,000
          1999                      $160,000
          2000                      $170,000
          2001                      $170,000
          2002                      $200,000

                  increased by the applicable cost-of-living adjustment, if any, for the calendar year sanctioned by Section 401(a)(17) of the Code.

                           For Plan Years commencing before January 1, 1997, in
                  determining the Compensation of a Participant, the rules of
                  Section 414(q)(6) of the Code (as in effect immediately prior to January 1, 1997) shall apply, except that in applying such rules, the term "family" shall include only the Participant's spouse and any lineal descendants of the Participants who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules the applicable Compensation limitation is exceeded, then such limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this subsection 1.1(j) prior to the application of this limitation.

                           In determining a Participant's Final Average
                  Compensation, the $200,000 Compensation limitation shall apply retroactively with respect to Compensation earned prior to 2002 by a Participant with at least one Hour of Service on or after January 1, 2002. Similarly, the $150,000 Compensation limitation shall apply retroactively with respect to Compensation earned prior to 1994 by a Participant with at least one Hour of Service on or after January 1, 1994 (but without an Hour of Service on or after January 1, 2002) and the $200,000 Compensation limitation in effect for 1989 shall be applied retroactively with respect to Compensation earned prior to 1989 by a Participant with at least one Hour of Service on or after January 1, 1989 (but without any Hours of Service on or after January 1, 1994). However, a Participant's Benefit shall not be less than that which he or she had accrued or earned as of December 31, 2001 (December 31, 1993 in the case of a Participant without at least one Hour of Service on or after January 1, 2002 or December 31, 1988 in the case of a Participant without at least one Hour of Service on or after January 1, 1994), based on his or her Benefit Service and Final Average Compensation determined as of such date.

                           Solely for the purpose of avoiding a double
                  proration, within the meaning of Department of Labor Regulations, Section 2530.204-2(d), in calculating a Participant's benefit under Section 5.2A; to the extent that a Participant is credited with less than a full year's Benefit Service for a calendar year, then the Participant's Compensation taken into account for such year shall be annualized by dividing such Compensation by the number of months of Benefit Service earned by the Participant for such calendar year and multiplying the result by 12.

5. Section 2.1 is hereby amended effective as of July 1, 1988 to substitute the parenthetical reference "(except the Thrift Plan and any other cash or deferred plan described in Section 401(k) of the Code or the UPS Qualified Stock Ownership Plan)" where the parenthetical reference "(except the UPS Thrift Plan)" appears in the text.

6. Section 5.6 is hereby amended effective as of July 1, 1988 to substitute "except the Thrift Plan and any other cash or deferred plan described in Section 401(k) of the Code or the UPS Qualified Stock Ownership Plan" where "except the UPS Thrift Plan" appears in the text of the first paragraph.

7. Section 5.7(b)(1) is hereby amended effective for limitation years beginning on or after January 1, 1995 to read as follows:

         (b)      Maximum Benefits.


                  (1) General Limitation. For limitation years commencing after December 31, 1982, the maximum annual benefit payable under this Plan shall not exceed the lesser of: (i) $90,000 (the "dollar limitation") or (ii) 100% of the Participant's average compensation (as defined in Treasury Regulation
                  Section 1.415-2(d)) and
                  reduced, if necessary, to reflect the applicable annual compensation limitation set forth in Section 1.1(y) of this Plan paid for the three consecutive calendar years during which he was an active Participant in the Plan, and in which he received the greatest aggregate compensation (as defined above)from the Employer Company, subject to the following:

                  (A) If the benefit is payable in any form other than a straight life annuity, a Qualified Joint and Survivor (Husband and Wife) Benefit, or a joint and survivor annuity with the spouse as the beneficiary, then the limitations of this subsection (1) shall be applied to the straight life annuity which is the equivalent of such benefit. The actuarially equivalent straight life annuity is equal to the greater of the annuity benefit computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form, and the annuity benefit computed using a 5 percent interest rate assumption and the Applicable Mortality Table. In determining the actuarially equivalent straight life annuity for a lump sum benefit, the Applicable Interest Rate will be substituted for 5 percent. No actuarial adjustment is required for the value of a qualified joint and survivor annuity, benefits that are not directly related to retirement benefits and the value of post-retirement cost-of-living increases made in accordance with Section 415(d) of the Code and the regulations thereunder.

                  (B) If the retirement benefit of the Participant commences before the Participant's Social Security Retirement Age, such dollar limitation shall be adjusted as described below so that it is the actuarial equivalent of an annual benefit of $90,000 beginning at the Social Security Retirement Age, multiplied by the Inflation Factor.

                           (i) If the retirement benefit commences before the Participant's Social Security Retirement Age, but on or after age 62, the defined benefit dollar limitation shall be determined as follows:

                                    (I)      If a Participant's Social Security
                                             Retirement Age is 65, the dollar
                                             limitation for benefits commencing
                                             on or after age 62 is determined
                                             by reducing the defined benefit
                                             dollar limitation by 5/9 of one
                                             percent for each month by which
                                             benefits commence before the month
                                             in which the Participant attains
                                             age 65.

                                    (II)     If a Participant's Social Security
                                             Retirement Age is greater than 65,
                                             the dollar limitation for benefits
                                             commencing on or after age 62 is
                                             determined by
                                             reducing the defined benefit
                                             dollar limitation by 5/9 of one
                                             percent for each of the first 36
                                             months and 5/12 of one percent for
                                             each of the additional months (up
                                             to 24 months) by which benefit
                                             commence before the month in which
                                             the Participant reaches Social
                                             Security Retirement Age.

                           (ii) If the retirement benefit of a Participant commences prior to age 62, the defined benefit dollar limitation shall be a retirement benefit that is the actuarial equivalent of the defined benefit dollar limitation for age 62, as determined above, reduced for each month by which benefits commence before the month in which the Participant attains age 62. The retirement benefit beginning prior to age 62 shall be determined as the lesser of the equivalent retirement benefit computed using the interest rate and mortality table (or other tabular factor) equivalence for early retirement benefits specified in the Plan, and the equivalent retirement benefit computed using a 5 percent interest rate and the Applicable Mortality Table. Any decrease in the adjusted defined benefit dollar limitation determined in accordance with this provision (ii) shall not reflect any mortality decrement to the extent that benefits will not be forfeited upon the death of the Participant.

                           (iii) If the retirement benefit of a Participant commences after the Participant's Social Security Retirement Age, the defined benefit dollar limitation shall be adjusted so that it is the actuarial equivalent of a retirement benefit of such dollar limitation beginning at the Participant's Social Security Retirement Age, multiplied by the Inflation Factor. The equivalent retirement benefit beginning after Social Security Retirement Age shall be determined as the lesser of the equivalent retirement benefit computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for purposes of determining actuarial equivalence for delayed retirement benefits, and the equivalent retirement benefit computed using a 5 percent interest rate assumption and the Applicable Mortality Table.

                           (iv)     For the purpose of this subparagraph
                                    (b)(1)(B), the following definitions shall apply:

                                    (I)      "Inflation Factor" shall mean the
                                             cost of living adjustment factor
                                             prescribed by the Secretary of the
                                             Treasury under Section 415(d) of
                                             the Code for years beginning after
                                             December 31, 1987, applied to such
                                             items and in such manner as the
                                             Secretary shall prescribe.

                                    (II)     "Social Security Retirement Age"
                                             shall mean the age used as the
                                             retirement age for the Participant
                                             under Section 216(l) of the Social
                                             Security Act, except that such
                                             section shall be applied without
                                             regard to the age increase factor,
                                             and as if the early retirement age
                                             under Section 216(l)(2) of such
                                             Act were 62.

                  (C) Subject to limitations imposed elsewhere in this Plan, an annual benefit of $10,000 or less may be paid regardless of the limitations set forth in this subsection (b)(1) if the benefit paid the Participant from all defined benefit plans of the Employer Company does not exceed $10,000 for the Plan Year or any prior Plan Year, and the Employer Company has not at any time maintained a defined contribution plan in which the Participant participated.

                  (D) If a Participant has less than 10 Years of service with the Employer Company at the time the Participant begins to receive retirement benefits under the Plan, the average compensation limitation, as well as the $10,000 benefit exception described in subparagraph (b)(1)(C) above, shall be reduced by multiplying such limitation by a fraction, the numerator of which is the number of Years of Service with the Employer Company as of and including the current limitation year, and the denominator of which is 10. In the case of the dollar limitation where the Participant has less than 10 years of participation in the Plan, such limitation shall be reduced by a fraction, the numerator of which is the number of years of participation in the Plan as of and including the current limitation year, and the denominator of which is 10.

8.       Section 5.7(b)(8) is hereby amended to read as follows:

         (8) Employer Company. Solely for purposes of this Section 5.7(b), "Employer Company" means the Employer Company and each entity who would be determined to be a member of the Employer Company's controlled group under Section 414(b) or (c) of the Code if the standard of "more than fifty percent" was substituted for the standard of "at least eighty percent."

9. Article 10 is hereby amended to add a new Section 10.11 effective as of December 12, 1994 which reads as follows:

         Section 10.11 USERRA. Notwithstanding anything in this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with
         Section 414(u) of the Code.

10. Section 11.6 is hereby amended effective for limitation years beginning on or after January 1, 2000 to read as follows:

         Section 11.6 Top-Heavy Adjustment to Section 415 . For each Plan Year for which the Plan is a Top-Heavy Plan prior to January 1, 2000, the limit imposed by Section 5.8(b)(2) shall be applied by substituting "1.0" for "1.25" in each place where it appears, unless the Employer Company elects to make, and does make, additional contributions sufficient to meet the requirements specified in subsection (b) hereof. Such election shall only be effective for those Plan Years in which:

                  (a)      the Plan would not be a Top-Heavy Plan as defined in
                           Section 11.2(a), above, if "ninety percent" were substituted for "sixty percent" in Section 11.2(a)(2) and Section 11.2(d), and

                  (b) with respect to each plan described in Section 11.2(c)(1) or (2): (1) the minimum benefit described in Section 416(c)(2) of the Code (as modified by Section 416(h)(2)(A)(ii)(II)) is provided by each such plan which is a defined contribution plan, and
                           (2) the minimum benefit described in Section
                           416(c)(1) of the Code (as modified by Section 416(h)(2)(A)(ii)(I)) is provided by each such plan which is a defined benefit plan

11. Section 12.2 is hereby amended effective as of January 1, 2001 to add a new paragraph (e) which read as follows:

         (e) "Grandfathered Retired Participant" means a Retired Participant within the meaning of Section 12.2(d) who is also a Grandfathered Participant within the meaning of Section 1.1(ii).

12. Section 12.10(c)(2) is hereby amended effective as of January 1, 2001 to read as follows:

         (2) A Retired Participant's DDB amount for any Year of Service after December 31, 2000 with an Employer Company will be equal to the DDB amount for the Employer Company for which the Retired Participant performed service during that Plan Year as set forth in Appendix F. If a Retired Participant performs service under more than one schedule in any Plan Year, the Retired Participant shall receive credit for his or her Year of

                  Service, if any, completed in that Plan Year under the schedule with the highest DDB amount under which he or she has at least one Hour of Service. The DDB amount for each Year of Service with an Employer Company completed prior January 1, 2001 shall be equal to $250 for Pre-Medicare Eligible Coverage and $42 for Medicare Eligible Coverage. However, no DDB amount shall be earned for Years of Service with an Employer Company that first becomes an Employer Company on or after January 1, 2001 before that Employer Company first began to offer Medical Benefits under this Plan. Except as provided Section 12.10(d)(2), in no event shall the Pre-Medicare Eligible Coverage DDB Balance exceed $7500 or the Medicare Eligible Coverage DDB Balance exceed $1260. Notwithstanding the foregoing, a Grandfathered Retired Participant's DDB amount for any Year of Service (up to a maximum of 30 years) with an Employer Company shall never be less than $250 for Pre-Medicare Eligible Coverage and $42 for Medicare Eligible Coverage.


         IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc., based upon action by its Board of Directors on ___________________, 2002, has caused this Amendment No. 26 to be adopted.


ATTEST:                                      UNITED PARCEL SERVICE
                                             OF AMERICA, INC.

--------------------------                   ----------------------------------
Joseph R. Moderow                            Michael L. Eskew
Secretary                                    Chairman